EXHIBIT 4.6

                                [FORM OF WARRANT]

           THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT
              BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
            AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH
          ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS
                                OF THIS WARRANT.

                     No. of Shares of Common Stock: ________

                                 Warrant No. __

                                     WARRANT

                           To Purchase Common Stock of

                           Columbia Laboratories, Inc.

                  THIS IS TO CERTIFY THAT _________________________________, or
registered assigns, is entitled, at any time from the Closing Date (as hereinafter defined) to the Expiration Date (as hereinafter defined), to purchase from Columbia Laboratories, Inc., a Delaware corporation (the "Company"), _____________ shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price equal to $3.50 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.  DEFINITIONS

                  As used in this Warrant, the following terms have the respective meanings set forth below:

                  "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Closing Date, other than Warrant Stock.

                  "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Closing Date" means January 27, 1999.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency then


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administering the Securities Act and other federal securities laws.

                  "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $.01 par value, of the Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.3.

                  "Current Market Price" on any date of determination means the closing price of a share of Common Stock on such day as reported on the American Stock Exchange, or if the Common Stock is not listed or admitted to trading on the American Stock Exchange, on such other principal national securities exchange or quotation system on which the Common Stock is then listed or quoted, or, if not listed or quoted or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any Nasdaq member firm of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Company for that purpose, or, if not so available, a price determined in good faith by the Board of Directors of the Company as being equal to the fair market value thereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Exercise Price" shall mean $3.50 per share of Common Stock.

                  "Expiration Date" shall mean January 27, 2004.

                  "Holder" shall mean the Person in whose name the Warrant or Warrant Stock set forth herein is registered on


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

the books of the Company maintained for such purpose.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of January 7, 1999, by and between the Company and the holders named on the signature pages thereto, as it may be amended from time to time.

                  "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in
Section 7.1(a).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

                  "Transfer Notice" shall have the meaning set forth in
Section 7.2.

                  "Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date; unless and until adjusted pursuant to Section 4, the Warrant Price shall equal the Exercise Price.

                  "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

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

                  "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

2.  EXERCISE OF WARRANT

                  2.1. MANNER OF EXERCISE. From and after the Closing Date and until 5:00 P.M., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

                  In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 2875 Northeast 191 Street, Suite 400, Aventura, Florida 33180 (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price in cash or by wire transfer or cashier's check drawn on a United States bank and
(iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt of the items referred to in clauses (i), (ii) and (iii) above, the Company shall, as promptly as practicable, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 7 hereof, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been


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

exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

                  At any time prior to the Expiration Date, Holder may, at its option, exchange this Warrant, in whole or in part (a "Cashless Exchange"), into the number of shares of Warrant Stock determined in accordance with this Section 2.1, by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of shares of Warrant Stock to be exchanged and the date on which a Holder requests that such Cashless Exchange occur (the "Notice of Exchange"). The Cashless Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company or its stock transfer agent (the "Exchange Date"). Upon any such exchange, the amount paid for this Warrant shall be deemed to constitute payment of the par value of the Warrant Shares so issued in exchange. Certificates for the shares of Common Stock issuable upon such Cashless Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares of Common Stock remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder as promptly as practicable following the Exchange Date. In connection with any Cashless Exchange, this Warrant shall represent the right to subscribe for and acquire the number of shares of Warrant Stock (rounded to the next highest integer) equal to (i) the number of shares of Warrant Stock specified by Holder in its Notice of Exchange (the "Total Number") less (ii) the number of shares of Warrant Stock equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the Current Market Price on the Exchange Date.

                  2.2. PAYMENT OF TAXES AND CHARGES. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully


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

paid and nonassessable, freely tradeable and without any preemptive rights. The Company shall pay all documentary stamp taxes and other governmental charges attributable to the issuance of the Warrant Stock, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Stock upon exercise hereof.

                  2.3. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the Closing Date.

3.  TRANSFER, DIVISION AND COMBINATION

                  3.1. TRANSFER. Subject in all respects to compliance with
Section 7, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.1 or the office or agency designated by the Company pursuant to Section 10.1, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 7, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance


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

with Section 7, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

                  3.2. DIVISION AND COMBINATION. Subject to Section 7, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section
3.1 and with Section 7, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  3.3. MAINTENANCE OF BOOKS. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.  ADJUSTMENTS

                  The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

                  4.1. STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

                  (a) declare a dividend payable in, or make a distribution of, Additional Shares of Common Stock,

                  (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same


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

number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Warrant Price shall be adjusted to equal the price determined by multiplying the Warrant Price by a fraction the denomination of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such action, and numerator of which shall be the number of shares outstanding immediately prior to such action. Any adjustment made pursuant to the Section 4.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                  4.2. PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price provided for in this Section 4:

                  (a) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (b) FRACTIONAL INTERESTS. In computing adjustments under this
         Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

                  (c) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  4.3. RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case of any reclassification of the Common Stock, any consolidation or merger of the Company


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

with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, case or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sales, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Stock such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sales, transfer or share exchange.

                  4.4. OTHER ACTION AFFECTING COMMON STOCK. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, which would have a materially adverse effect upon the rights of the Holder, the number of shares of Common Stock and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances, as determined in good faith by the Board of Directors of the Company.

5.  NOTICES TO HOLDER

                  5.1. NOTICE OF ADJUSTMENTS. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall give notice to the Holder of the adjusted Warrant Price and adjusted number of shares of Warrant Stock and, if requested, information describing the transactions giving rise to such adjustments. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 10.1.

                  5.2.  NOTICE OF CORPORATE ACTION.  If at any time

                  (a) the Company shall pay a dividend or make any distribution of its Common Stock, or

                  (b) there shall be any capital, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other


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

         disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and
(ii) the date on which any such reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities deliverable upon such reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 10.1.

                  5.3. NOTICE OF OTHER ACTIONS. If at any time the Company shall
(a) issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Current Market Price at the record date mentioned below of (b) distribute to all holders of its Common Stock evidences of indebtedness of the Company or assets of the Company (excluding cash dividends or distributions out of earned surplus), then the Company shall give to Holder at least 30 days' prior written notice of the date on which a record date shall be selected for the determination of stockholders entitled to receive such rights or warrants, evidences of indebtedness or assets of the Company.

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

6.  RESERVATION AND AUTHORIZATION OF COMMON STOCK

                  From and after the Closing Date, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

7.  RESTRICTIONS ON TRANSFERABILITY

                  The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this
Section 7, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 7.

                  7.1. RESTRICTIVE LEGEND. (a) The Holder by accepting this Warrant and any Warrant Stock agrees that this Warrant and the Warrant Stock issuable upon exercise hereof may not be assigned or otherwise transferred unless and until (i) the Company has received an opinion of counsel for the Holder that such securities may be sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") or (ii) a registration statement relating to such securities has been filed by the Company and declared effective by the Commission.

                  Each certificate for Warrant Stock issuable hereunder shall bear a legend as follows unless such securities have been sold pursuant to an effective registration statement under the Securities Act:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The securities may not be offered for sale, sold or otherwise transferred except (i) pursuant to an effective registration statement under the Act or (ii) pursuant to an exemption from registration under the Act in respect of which the Company has


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

         received an opinion of counsel satisfactory to the Company to such effect. Copies of the agreement covering both the purchase of the securities and restricting their transfer may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Company at the principal executive offices of the Company."

                  (b) Except as otherwise provided in this Section 7, the Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act, the rules and regulations thereunder or the provisions of this Warrant."

                  7.2. NOTICE OF PROPOSED TRANSFERS. Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, the Holder shall give ten days' prior written notice (a "Transfer Notice") to the Company of Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to Holder who shall be reasonably satisfactory to the Company, an opinion that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion, the Company shall, within five days thereof, notify the Holder as to whether such opinion is reasonably satisfactory and, if so, such holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 7.1(a), and the Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 7.1(b), unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The Holder shall not be entitled to Transfer such Warrants or such Restricted Common Stock until receipt of notice from the Company under this Section 7.2 that such opinion is reasonably satisfactory.

                  7.3. REQUIRED REGISTRATION. Pursuant to the terms and conditions set forth in the Registration Rights Agreement, the Company shall prepare and file with the


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Commission not later than March 31, 1999, a Registration Statement relating to the offer and sale of the Common Stock issuable upon exercise of the Warrants and shall use its reasonable best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable but no later than May 31, 1999.

                  7.4. TERMINATION OF RESTRICTIONS. Notwithstanding the foregoing provisions of Section 7, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 7.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be transferred without registration thereof under the Securities Act. Whenever the restrictions imposed by Section 7 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company upon written request of the Holder, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

                           "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN
                  WARRANT CONTAINED IN SECTION 7 HEREOF TERMINATED ON ________, ____, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 7.1(a).

8.  SUPPLYING INFORMATION

                  The Company shall cooperate with Holder in supplying such information as may be reasonably necessary


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

for Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

9.  LOSS OR MUTILATION

                  Upon receipt by the Company from Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Holder shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder; PROVIDED, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

10.  MISCELLANEOUS

                  10.1. NOTICE GENERALLY. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

                  (1)      If to the Company, to:

                           COLUMBIA LABORATORIES, INC.
                           2875 Northeast 191 Street, Suite 400
                           Aventura, Florida 33180
                           Attention:  David L. Weinberg

                           With a copy to:

                           WEIL, GOTSHAL & MANGES LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Attention: Stephen M. Besen, Esq. or
                                      Michael Nissan, Esq.

                  (2) If to any Holder, at such Holder's last known address appearing on the books of the Company maintained for such purpose.

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

                  10.2. SUCCESSORS AND ASSIGNS. Subject to the provisions of Sections 3.1 and 7, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder.

                  10.3. AMENDMENT. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

                  10.4. SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                  10.5. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                  10.6. GOVERNING LAW. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and attested by its duly authorized officer on this 27th day of January, 1999.

                                            COLUMBIA LABORATORIES INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ Shares of Common Stock of Columbia Laboratories, Inc. and, if such Holder is not utilizing the cashless exercise provisions set forth in Section 2.1 of this Warrant, encloses herewith cash payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is _________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                             -------------------------------
                             (Name of Registered Owner)

                             -------------------------------
                             (Signature of Registered Owner)

                             -------------------------------
                             (Street Address)

                             -------------------------------
                             (City)     (State)   (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

NAME AND ADDRESS OF ASSIGNEE                         NO. OF SHARES OF
                                                     COMMON STOCK



and does hereby irrevocably constitute and appoint _______ ________________ attorney-in-fact to register such transfer on the books of Columbia Laboratories, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:__________________            Print Name:___________________

                                    Signature:____________________

                                    Witness:______________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.